Exhibit 99.3

Pro Forma Condensed Combined Balance Sheet and Statements of Operations for SigmaTron International, Inc

The following unaudited pro forma condensed combined financial statements are presented to illustrate the effect on SigmaTron International, Inc.’s (“SigmaTron” or “the Company”) historical financial position and operating results of the acquisition of Spitfire Control, Inc. (“Spitfire”) by the Company. The unaudited pro forma condensed combined financial statements also give effect to the events that are directly attributable to the acquisition and factually supportable.

The following two unaudited pro forma condensed combined financial statements of income are presented using the Company’s results for the year ended April 30, 2011 and the nine months ended January 31, 2012 and Spitfire’s results for the twelve months ended March 31, 2011 and nine months ended December 31, 2011, respectively. The statements of income do not reflect the historical non-controlling interest in Spitfire because the Company obtained all interest in the entities and operations subject to the acquisition.

The following unaudited pro forma condensed combined balance sheet is presented using the Company’s financial condition as of January 31, 2012 and Spitfire’s financial condition as of December 31, 2011. There have been no unusual events or transactions related to Spitfire’s one month period ending January 31, 2012, which would require disclosure in the pro forma condensed combined financial statements.

The pro forma financial statements reflect the use of the acquisition method of accounting under the accounting principles generally accepted in the United States of America (“US GAAP”). The Company has been treated as the acquirer in the completed acquisition for accounting purposes. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements.

Acquisition accounting is dependent upon various estimates that are subject to change and certain valuations and other studies that have not yet been completed. Accordingly, the pro forma adjustments are preliminary and are based on preliminary information available at the time of preparation of this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the pro forma financial statements.

The pro forma financial statements have been presented for the informational purposes only. The pro forma financials are not necessarily indicative of what the combined company’s financial position or result of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company.

The pro forma financial statements do not reflect any cost savings or other synergies that the combined company may achieve as a result of the completed acquisition or the costs to integrate the operations of the Company and Spitfire or the costs necessary to achieve these cost savings and other synergies. The effects of the foregoing items could, individually or in the aggregate, materially impact the pro forma financial statements.

The following unaudited pro forma condensed combined financial statements, or the “pro forma financial statements” were derived from and should be read in conjunction with:

(i) the annual report on Form 10-K of SigmaTron International, Inc. for the fiscal year ended April 30, 2011;

(ii) the quarterly report on Form 10-Q of SigmaTron International, Inc. for the quarter and nine months ended January 31, 2012;

(iii) the Spitfire Control, Inc. audited financial statements for the year ended December 31, 2011.

(iv) the Spitfire Control, Inc. unaudited balance sheets as of March 31, 2012 and 2011 and the related statements of operations for the three months ended March 31, 2012 and 2011.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED APRIL 30, 2011

	SigmaTron 12 Months Ended April 30, 2011	Spitfire 12 Months Ended March 31, 2011		Pro Forma Adjustments	Pro Forma Combined
Net sales	$151,728,084	$52,631,197	(d)	$(34,361,026)	$169,998,255
Cost of goods sold	135,940,878	44,834,753	(d)	(34,361,026)	146,414,605

Gross profit	15,787,206	7,796,444		—	23,583,650
			(c)	(458,482)
Selling and administrative expenses	11,460,908	7,813,304	(e)	351,200	19,166,930

Operating income (loss)	4,326,298	(16,860)		(107,282)	4,416,720
Other income	(9,602)	(204,465)		—	(214,067)
Interest income	—	(14,783)		—	(14,783)
Interest expense	1,154,352	52,271		—	1,206,623

Income before income expense	3,181,548	150,117		(107,282)	3,438,947
Income tax expense	1,203,514	121,630		—	1,325,144

Net income	$1,978,034	$28,487		$(107,282)	$2,113,803

Earnings per common shares
Basic	$0.52	N/A		—	$0.52
Diluted	$0.51	N/A		—	$0.51
Weighted-average shares of common stock outstanding
Basic	3,828,638	N/A		12,500	3,841,138
Diluted	3,890,949	N/A		50,000	3,940,949

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of January 31, 2012

	SigmaTron January 31, 2012	Spitfire December 31, 2011			Pro Forma Adjustments	Pro Forma Combined
Assets
Current assets
Cash	$4,991,426	$580,710			$—	$5,572,136
Marketable securities	—	16,460			—	16,460
Accounts receivable, net	28,011,239	4,675,404	(b	)	(13,617,574)	19,069,069
Inventories, net	36,163,850	4,931,789			—	41,095,639
Prepaid expenses and other assets	1,145,399	202,766			—	1,348,165
Refundable income taxes	205,077	—			—	205,077
Deferred income taxes	1,500,857	—			—	1,500,857
Other receivables	242,000	—			—	242,000

Total current assets	72,259,848	10,407,129	(b	)	(13,617,574)	69,049,403
Property, machinery and equipment, net	24,899,476	1,012,752			—	25,912,228
			(e	)	(351,200)
			(a	)	(800,012)
Intangibles, net	113,202	800,012	(a	)	5,970,000	5,732,002
Goodwill	—	—	(a	)	972,633	972,633
Miscellaneous	543,169	165,523			—	708,692

Total other long-term assets	656,371	965,535			5,791,421	7,413,327

Total assets	$97,815,695	$12,385,416			$(7,826,153)	$102,374,958

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET - Continued

As of January 31, 2012

	SigmaTron January 31, 2012	Spitfire December 31, 2011			Pro Forma Adjustments	Pro Forma Combined
Liabilities and stockholders’ equity
Current liabilities
Trade accounts payable	$15,519,712	$15,319,766	(b	)	$(13,617,574)	$17,221,904
Contingent consideration			(a	)	2,320,000	2,320,000
Accrued expenses	1,055,465	457,110	(c	)	280,482	1,793,057
Accrued payroll	2,930,532	—			—	2,930,532
Current portion of long-term debt	167,077	—			—	167,077
Current portion of capital lease obligations	216,978	—			—	216,978

Total current liabilities	19,889,764	15,776,876			(11,017,092)	24,649,548
Long-term debt, less current portion	23,200,012	—			—	23,200,012
Capital lease obligations, less current portion	862,685	—			—	862,685
Deferred rent	733,300	—			—	733,300
Deferred income taxes	2,799,403	—			—	2,799,403
Other long-term liabilities	—	431,161			—	431,161

Total long-term liabilities	27,595,400	431,161			—	28,026,561

Total liabilities	47,485,164	16,208,037			(11,017,092)	52,676,109
Stockholders’ equity
Preferred stock	—	—			—	—
Common stock	39,096	1,000			(1,000)	39,096
Capital in excess of par value	19,850,896	—			—	19,850,896
Accumulated other comprehensive income	—	(73,800)			73,800	—
			(e	)	(351,200)
			(a	)	185,414
Retained earnings	30,440,539	(185,414)	(c	)	(280,482)	29,808,857
Noncontrolling interest in variable interest entities	—	(3,564,407)	(a	)	3,564,407	—

Total stockholders’ equity (deficit)	50,330,531	(3,822,621)			3,190,939	49,698,849

Total liabilities and stockholders’ equity	$97,815,695	$12,385,416			$(7,826,153)	$102,374,958

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED JANUARY 31, 2012

	SigmaTron Nine Months Ended January 31, 2012	Spitfire Nine Months Ended December 31, 2011		Pro Forma Adjustments	Pro Forma Combined
Net sales	$116,894,157	$35,160,064	(d)	$(23,541,392)	$128,512,829
Cost of goods sold	106,258,662	33,218,190	(d)	(23,541,392)	115,935,460

Gross profit	10,635,495	1,941,874		—	12,577,369
			(c)	(178,000)
Selling and administrative expenses	9,067,123	6,219,366	(e)	263,400	15,371,889

Operating income (loss)	1,568,372	(4,277,492)		85,400	(2,794,520)
Other income	(29,182)	(97,603)		—	(126,785)
Interest income	—	(4,200)		—	(4,200)
Interest expense	827,897	46,774		—	874,671

Income (loss) before income tax expense	769,657	(4,222,463)		85,400	(3,538,206)
Income tax expense (benefit)	284,773	(28,108)		—	256,665

Net income (loss)	$484,884	$(4,194,355)		$85,400	$(3,794,871)

Earnings per common shares
Basic	$0.13	N/A		—	$(0.98)
Diluted	$0.12	N/A		—	$(0.96)
Weighted-average shares of common stock outstanding
Basic	3,875,253	N/A		12,500	3,887,753
Diluted	3,895,111	N/A		50,000	3,945,111

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

As of April 30, 2011

Description of Transaction

On May 31, 2012, pursuant to a purchase agreement, SigmaTron International, Inc. (“SigmaTron”) purchased substantially all of the assets of Spitfire Consolidated for a purchase price of: (i) the satisfaction and release of the account payable of approximately $16 million owed by Spitfire Consolidated to SigmaTron; (ii) future payments, which are based upon the annual post-closing performance of the business during each of SigmaTron’s fiscal years 2013 through 2019; and (iii) at Spitfire Consolidated’s direction, the issuance to Gregory Jay Ramsey, President, of Spitfire Consolidated of 50,000 shares of restricted common stock of the SigmaTron, 12,500 of which vest upon the closing of the transaction and 12,500 of which will vest on each of the first, second and third anniversaries of the closing of the transaction.

Basis of Presentation

The pro forma financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 805, Business Combinations, and uses fair value concepts defined in ASC 820, Fair Value Measurement and Disclosure. ASC 805 requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair value as of the date of the acquisition. ASC 820 defines the term ‘fair value’ and sets forth valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances could develop and support a range of alternative estimated amounts.

Under ASC 805 acquisition-related transaction costs (e.g. advisory, legal, valuation, and other professional fees) and certain acquisition-related restructuring charges impacting the target company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred. Total advisory, legal, valuation, and other professional fees incurred by the Company in conjunction with the Spitfire acquisition are estimated to be approximately $530,000. Approximately $178,000 of these costs were incurred by the Company during the nine months ended January 31, 2012 and are reflected in the Company’s historical balance sheet as a reduction to retained earnings, $72,000 of which are unpaid as of January 31, 2012 and are therefore also reflected as an accounts payable. This $178,000 is eliminated in the pro forma statement of income for the nine months ended January

31, 2012 because they are non-recurring costs. The remaining $300,000 of estimated transaction costs are reflected as a pro forma adjustment in the January 31, 2012 balance sheet as additional payables and a reduction of retained earnings.

(a) To reflect the estimated allocation of purchase consideration for the Spitfire acquisition and elimination of historical equity accounts:

Cost of acquisition
SigmaTron trade accounts receivable	$13,062,913
SigmaTron foreign accounts receivable	554,661
Contingent consideration	2,320,000

Total adjusted cost of acquisition	$15,937,574

The following reconciles the net assets of Spitfire at December 31, 2011:

Total adjusted cost of acquisition	$15,937,574
Assumed liabilities
Current liabilities	2,159,302
Non-current liabilities	431,161

Total assumed liabilities	2,590,463
Acquired tangible assets
Current assets	(10,407,129)
Non-current assets	(165,523)
Net plant, property and equipment	(1,012,752)

Total acquired tangible assets	(11,585,404)
Acquired intangible assets
Trade name	(980,000)
Non-compete agreement	(50,000)
Backlog	(30,000)
Non-contractual customer relationships	(4,910,000)

Total acquired intangible assets	(5,970,000)

Goodwill	$972,633

(b) To eliminate the intercompany receivable and payable between the Company and Spitfire:

As of December 31, 2011
SigmaTron receivable due from Spitfire	$13,617,574
Spitfire payable due to SigmaTron	13,617,574

Total	$—

(c) To reflect the non-recurring costs associated with Spitfire acquisition:

Legal fees	$409,525
Accounting fees	101,059
Other advisor fees	19,891

Total	530,475
Less amount accrued	71,993

Total	$458,482

Amounts incurred	$178,000
Amounts to accrue	280,482

$458,482

(d) To eliminate the intercompany sales and purchases between the Company and Spitfire:

	12 Months Ended April 30, 2011	9 Months Ended January 31, 2012
SigmaTron sales to Spitfire	$34,361,026	$23,541,392
Spitfire purchases from SigmaTron	34,361,026	23,541,392

Total	$—	$—

(e) To record amortization expense related to the intangibles acquired through the acquisition:

	12 Months Ended April 30, 2011	9 Months Ended January 31, 2012
Trade name	$49,000	$36,750
Non-compete agreement	7,200	5,400
Backlog	6,000	4,500
Non-contractual customer relationships	289,000	216,750

Total	$351,200	$263,400